Exhibit 10.1

Cardinal Health
Deferred Compensation Plan
Amended and Restated Effective as of January 1, 2016

First Amendment

Background Information

A.	Cardinal Health, Inc. (“Cardinal Health”) established and maintains the Cardinal Health Deferred Compensation Plan (the “Plan”) for the benefit of participants and their beneficiaries.

B.	The Benefits Policy Committee of Cardinal Health (the “Committee”) has been delegated authority to amend the Plan.

C.
The Committee desires to amend the Plan in order to clarify that a participant’s deemed investment in common shares of Cardinal Health does not create with respect to the participant any ownership or voting rights in such shares.

D.	The Committee further desires to amend the Plan to make certain clarifications to reflect the Plan’s operation.

E.	Section 7.1 of the Plan permits the amendment of the Plan at any time.

Amendment of the Plan

The Plan is hereby amended as follows, effective immediately:

1.
Section 2.2 of the Plan, “Specific Conditions for Active Participation” is hereby amended to replace the term “Social Security Matching Credit” with the phrase “Social Security Supplement Credit (as defined in Section 3.3 herein)” the first time it is used therein, and to replace the term “Social Security Matching Credit” with the term “Social Security Supplement Credit” each other time it is used therein.

2.	The first paragraph of Section 3.5 of the Plan, “Special Rules Applicable to Investments in Shares” is hereby amended to add the following sentence to the end thereof:

“For the avoidance of doubt, a Participant’s election to have any portion of his Account deemed invested in Shares shall not create with respect to such Participant any ownership or voting rights in such Shares.”

3.	Section 5.2 of the Plan, “Distribution upon Retirement or Other Separation from Service; Form of Payment” is hereby amended to delete the second to last sentence therein.

4.	Section 5.8 of the Plan, “Acceleration of Payment” is hereby amended to add a new subsection (f) to the end thereof to read as follows:

“(f)    Other Accelerations. The Company may in its discretion accelerate any payment due under the Plan to the extent permitted by Code Section 409A and the regulations thereunder.”

5.	All other terms and provisions of the Plan shall remain unchanged.

CARDINAL HEALTH, INC.
By:	/s/ Kendell F. Sherrer
Its:	VP, Benefits
Date:	12-19-16